UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Restructure of MARBL Lithium Joint Venture in Australia

Implementation Agreement

On February 22, 2023 U.S. Eastern Standard Time / February 23, 2023 Australian Western Standard Time (the “Execution Date”), Albemarle Corporation (“Albemarle”), Albemarle Wodgina Pty Ltd, a wholly owned subsidiary of Albemarle (“AWPL”), Albemarle U.S., Inc., another wholly owned subsidiary of Albemarle (“Albemarle US”), Mineral Resources Limited (“MRL”), and Wodgina Lithium Pty Ltd, a wholly owned subsidiary of MRL (“WLPL”), entered into an Implementation Agreement (the “Implementation Agreement”) and certain related agreements to restructure the existing unincorporated joint venture between AWPL and WLPL in Western Australia (the “MARBL Lithium Joint Venture”).

Pursuant to the Implementation Agreement, subject to the conditions set forth therein, the MARBL Lithium Joint Venture will be split into two separate joint ventures: a joint venture (the “Wodgina JV”) for the exploration, development, mining, processing, and production of lithium and other minerals from the Wodgina hard rock lithium mine project in Western Australia (the “Wodgina Project”), and a joint venture (the “Kemerton JV”) for the operation of two lithium hydroxide conversion trains in Kemerton, Western Australia (the “Kemerton Assets”).

Completion of the Wodgina Sale (defined below), the Kemerton Sale (defined below) and the other transactions contemplated by the Implementation Agreement (the “Australia Completion”) is conditioned on the satisfaction (or waiver by all parties) of the conditions to the Wodgina Sale Agreement and the Kemerton Sale Agreement (each defined below). Either Albemarle or MRL may terminate the Implementation Agreement if these conditions are not satisfied (or waived) by the date that is six months following the Execution Date.

Albemarle expects the Australia Completion to occur in the second quarter of 2023.

Wodgina Sale Agreement

Pursuant to a Sale and Purchase Agreement entered into between AWPL, Albemarle, WLPL and MRL concurrently with the execution of the Implementation Agreement (the “Wodgina Sale Agreement”), subject to the conditions set forth therein, AWPL will sell to WLPL a 10% ownership interest in the Wodgina Project (the “Wodgina Sale”), which will result in the ownership by each of AWPL and WLPL of a 50% interest in the Wodgina Project. The consideration for the Wodgina Sale will be a payment by WLPL to AWPL of $216 million, subject to certain adjustments (the “Wodgina Adjustments”) to make AWPL’s and WLPL’s revised shares of expenses and revenues of the Wodgina Project effective from April 1, 2022 (the “Effective Date”).

Completion of the Wodgina Sale is subject to (1) the receipt of ministerial consents required under the Mining Act 1978 (WA) for the transfer of the mining tenement interests included in the Wodgina Sale and (2) completion of the Kemerton Sale. The Wodgina Sale Agreement will automatically terminate if the Implementation Agreement is terminated before completion of the Wodgina Sale.

Kemerton Sale Agreement

Pursuant to a separate Sale and Purchase Agreement entered into between AWPL, Albemarle, WLPL and MRL concurrently with the execution of the Implementation Agreement (the “Kemerton Sale Agreement”), subject to the conditions set forth therein, WLPL will sell to AWPL a 25% ownership interest in the Kemerton Assets (the “Kemerton Sale”), which will result in the ownership by AWPL of an 85% interest in the Kemerton Assets and by WLPL of a 15% interest in the Kemerton Assets. The consideration for the Kemerton Sale will be a payment by AWPL to WLPL of $216 million, subject to certain adjustments (the “Kemerton Adjustments”) to make AWPL’s and WLPL’s revised shares of expenses and revenues of the Kemerton Assets effective from the Effective Date. Albemarle estimates that the aggregate Kemerton Adjustments and Wodgina Adjustments will result in a payment from AWPL to WLPL of approximately $100 million to $150 million.

Completion of the Kemerton Sale is subject to (1) receipt of notice from the Australian Federal Treasurer that there are no objections to the Kemerton Sale under the Australian government’s foreign investment policy or under the Foreign Acquisitions and Takeovers Act 1975 (Cth) and (2) completion of the Wodgina Sale. The Kemerton Sale Agreement will automatically terminate if the Implementation Agreement is terminated before completion of the Kemerton Sale.

Wodgina JVA

Upon the Australia Completion, concurrently with the consummation of the Wodgina Sale, AWPL and WLPL will enter into a new joint venture agreement for the Wodgina Project (the “Wodgina JVA”).

Pursuant to the Wodgina JVA, the Wodgina JV will be managed by a manager, Wodgina Lithium Operations Pty Ltd (the “Wodgina Manager”), a new entity in which each of AWPL and WLPL will own 50% of the share capital, with oversight by a management committee comprised of equal numbers of representatives from each of AWPL and WLPL (for so long as they each retain a 50% interest in the Wodgina JV). The management committee will be required to approve key decisions regarding the Wodgina Project, including with respect to business plans and budgets. For so long as each of AWPL and WLPL retains a 50% interest in the Wodgina JV, decisions of the management committee must be unanimous, except in the case of matters involving conflicts of interest for one of AWPL or WLPL (or their respective affiliates), in which case the representatives of the non-conflicted member will be entitled to make the relevant decision.

The Wodgina JVA will provide that, from the Effective Date, each of AWPL and WLPL will be entitled to 50% of all minerals (other than iron ore and tantalum) recovered from the tenements and produced by the Wodgina JV. The Wodgina JVA also will provide that each of AWPL and WLPL will be responsible for 50% of all operating costs of the Wodgina JV from the Effective Date.

In addition, the Wodgina JVA contains provisions customary for agreements of this type, including with respect to transfers of a party’s interests in the Wodgina JV and changes of control of and defaults by the parties to the Wodgina JV.

Albemarle will agree to guarantee the obligations of AWPL under the Wodgina JVA. MRL will agree to guarantee the obligations of WLPL under the Wodgina JVA.

Kemerton JVA

Upon the Australia Completion, concurrently with the consummation of the Kemerton Sale, AWPL and WLPL will enter into an amendment and restatement of the joint venture agreement for the MARBL Lithium Joint Venture to apply only to the Kemerton Assets (the “Kemerton JVA”).

Pursuant to the Kemerton JVA, the Kemerton JV will continue to be managed by its manager, MARBL Lithium Operations Pty Ltd (the “Kemerton Manager”). Upon the Australia Completion, WLPL will transfer to AWPL a 25% ownership interest in the Kemerton Manager, which will result in the ownership by AWPL of an 85% interest in the Kemerton Manager and by WLPL of a 15% interest in the Kemerton Manager. The Kemerton JV and the Kemerton Manager will be overseen by a management committee to which AWPL will appoint a majority of the members. AWPL will be able to control most decisions relating to the operation of the Kemerton JV, subject to customary minority protection rights for WLPL.

The Kemerton JVA will provide that, from the Effective Date, subject to certain limited exceptions, AWPL will be entitled to take 85%, and WLPL will be entitled to take 15%, of all product produced by the Kemerton JV. The Kemerton JVA also will provide that AWPL will be responsible for 85%, and WLPL will be responsible for 15%, of all operating costs of the Kemerton JV from the Effective Date.

In addition, the Kemerton JVA contains provisions customary for agreements of this type, including with respect to transfers of a party’s interests in the Kemerton JV and changes of control of and defaults by the parties to the Kemerton JV.

Albemarle will agree to guarantee the obligations of AWPL under the Kemerton JVA. MRL will agree to guarantee the obligations of WLPL under the Kemerton JVA.

Following the Australia Completion, Albemarle Lithium Pty Ltd, a wholly owned subsidiary of Albemarle, will continue to operate the Kemerton Assets pursuant to an existing plant services agreement.

Greenbushes Supply Agreement

Concurrently with the execution of the Implementation Agreement, AWPL and WLPL entered into a binding term sheet (the “Greenbushes Supply Term Sheet”) for the supply by AWPL to WLPL of spodumene concentrate purchased by AWPL from Talison Lithium Australia Pty Ltd’s Greenbushes lithium operation in Western Australia (“Greenbushes”), for processing at the Kemerton Assets. In the Greenbushes Supply Term Sheet, AWPL and WLPL have agreed to negotiate in good faith to agree and sign a full-form binding agreement to reflect the terms of (and replace) the Greenbushes Supply Term Sheet (the “Greenbushes Supply Agreement”) as soon as reasonably practicable and in any case before the Australia Completion.

Pursuant to the Greenbushes Supply Term Sheet or the Greenbushes Supply Agreement, as applicable, AWPL will sell to WLPL, at a market index-based price, WLPL’s share of the volume of spodumene concentrate from Greenbushes required for processing at the Kemerton Assets. WLPL’s share is 40% prior to the Australia Completion and would be 15% following the Australia Completion. WLPL will supply that volume of spodumene concentrate from Greenbushes for processing at the Kemerton Assets until the earlier of the life of the Kemerton Assets (or, subject to certain conditions, an earlier exit from the

Kemerton JV by AWPL) or the life of Greenbushes (or otherwise the end of agreement by which Albemarle Germany GmbH has the right to purchase, or to nominate its affiliates to purchase, spodumene concentrate from Greenbushes).

Termination of Marketing Agreement

In connection with the existing MARBL Lithium Joint Venture, Albemarle US manages, on behalf of WLPL, the marketing and sales of WLPL’s share of the lithium products produced by the MARBL Lithium Joint Venture, including spodumene concentrate, lithium carbonate and lithium hydroxide, pursuant to a marketing agreement between Albemarle US and WLPL (the “Marketing Agreement”).

Pursuant to the Implementation Agreement, upon the Australia Completion, the Marketing Agreement will be terminated, other than in respect of certain inventory and provided that a “tail” volume of 1,000 kt per month of WLPL’s share of lithium hydroxide produced from spodumene concentrate from the Wodgina Project (the “Tail Volume”) will be sold by WLPL to Albemarle US from the Australia Completion through December 31, 2024 at a market index-based price. Albemarle US will then sell the Tail Volume under customer contracts that Albemarle US had previously established pursuant to the Marketing Agreement.

Following the Australia Completion, each of AWPL and WLPL (or their respective affiliates) will separately take and market their respective shares of (a) lithium hydroxide or other lithium products produced at Kemerton and (b) lithium hydroxide or lithium carbonate produced from spodumene concentrate from the Wodgina Project pursuant to the Conversion Agreement (defined below) (other than the Tail Volume, which will be sold from WLPL to Albemarle US as described above).

Conversion Agreement

Pursuant to the Implementation Agreement, upon the Australia Completion, AWPL, WLPL and certain of their respective affiliates, including Albemarle, Albemarle US and MRL, will enter into a conversion agreement in the form of either a binding term sheet attached to the Implementation Agreement or a full-form binding agreement reflecting the terms thereof that is negotiated by the parties prior to the Australia Completion (in either case, the “Conversion Agreement”).

Pursuant to the Conversion Agreement, for the life of the Wodgina JV, Albemarle US or one or more of its affiliates will arrange for the conversion – whether through assets owned, directly or indirectly, by Albemarle or jointly by Albemarle and MRL or through third-party tollers – on behalf of AWPL and WLPL (or their respective affiliates) of an aggregate amount of spodumene concentrate equal to the greater of (i) all of the spodumene concentrate produced by trains 1 through 3 of the Wodgina Project or (ii) 100,000 tonnes per annum (LCE) of spodumene concentrate (other than any of such volume of spodumene concentrate that is greater than specified maximum inventory levels at the applicable conversion plants and that the parties agree will be sold to third parties and not converted).

Following the Australia Completion, Albemarle US may nominate any lithium hydroxide or carbonate conversion plant or project which is held or contemplated to be held by Albemarle US (or any of its affiliates), located anywhere in the world (other than the Kemerton Assets or any further conversion facilities constructed at Kemerton), whether in existence, in development or planned (any such plant or project, a “Downstream Asset”), for the processing of spodumene concentrate from the Wodgina Project pursuant to the Conversion Agreement, provided that Albemarle US shall not be permitted to nominate Downstream Assets that, in the aggregate, would have an aggregate capacity in excess of 100,000 tonnes per annum of lithium hydroxide or lithium carbonate (the “Downstream Capacity Limit”).

Following Albemarle US’s nomination of any Downstream Asset as described above, WLPL or its affiliates will be required to fund 50% of the costs and capital at such Downstream Asset, in contemplation of their use of such Downstream Asset for the processing of their share of spodumene concentrate from the Wodgina Project. Upon the Australia Completion, a subsidiary of MRL will make a payment to a subsidiary of Albemarle, in an amount expected to equal approximately $350 million, for the costs and capital incurred (or expected to be incurred) at certain Downstream Assets since the Effective Date.

Albemarle US also may, but is not required to, nominate any Downstream Asset for MRL (or its affiliates) to acquire an equity interest in (an “Equity Nomination”), provided that Albemarle US may not make Equity Nominations for Downstream Assets that would have an aggregate capacity in excess of the Downstream Capacity Limit. Where any Equity Nomination is made by Albemarle US, the parties will negotiate an agreement for that Equity Nomination substantially on the same terms as the Investment Agreement (defined below). If the China Completion (as defined below) occurs, MRL’s indirect equity investment in Qinzhou and Meishan will be credited towards the Downstream Capacity Limit.

Following the Australian Completion, where any spodumene concentrate which is not produced from the Wodgina Project is converted at any Downstream Asset in respect of which MRL or any of its subsidiaries has paid for costs and capital, MRL or its subsidiaries will be entitled to 50% of the lithium hydroxide produced from such spodumene concentrate, which would be purchased by MRL or its subsidiaries from Albemarle’s affiliates at the costs of conversion thereof (including the cost of the spodumene concentrate supplied therefor).

Pursuant to the Conversion Agreement, prior to any commissioning of the Downstream Assets, Albemarle US and its affiliates will have sole control of any construction and expansion of Downstream Assets through and up to the completion of commissioning of such Downstream Assets (including approving all expenditure and contracts required for construction and expansion of such Downstream Assets), with aggregate capacity up to the Downstream Capacity Limit.

China Investment Agreement

On the Execution Date, MRL, Lithium Resources UK Ltd, a subsidiary of MRL (“MRL UK”), Albemarle Lithium UK Limited, a subsidiary of Albemarle (“Albemarle UK”), RT Lithium Limited, another subsidiary of Albemarle (“Albemarle Partner”), and Albemarle entered into an Investment Agreement (the “Investment Agreement”) pursuant to which, subject to the conditions set forth therein, MRL UK will acquire an indirect 50% ownership interest, through Albemarle UK, in certain lithium conversion assets in China owned by Qinzhou and Meishan (each defined below).

As of the Execution Date, Albemarle UK owns all of the equity interests in Guangxi Albemarle Lithium Co., Ltd. (“Qinzhou”), which owns a plant with one operating lithium hydroxide conversion train in the Qinzhou Port Economic and Technological Development Zone in China, and Albemarle Holdings Limited, another subsidiary of Albemarle (“Albemarle HK”), owns all of the equity interests in Albemarle Sichuan New Materials Co., Ltd. (“Meishan”), which is constructing a plant with two lithium conversion trains in Sichuan, China.

Pursuant to the Investment Agreement, Albemarle HK will transfer 100% of the equity interests in Meishan to Albemarle UK (the “Intercompany Transfer”) and, subject to the conditions set forth in the Investment Agreement, MRL UK will subscribe for and acquire a 50% ownership interest in Albemarle UK (the “Investment”).

Completion of the Investment (the “China Completion”) is subjection to the satisfaction (or waiver by Albemarle HK and MRL UK) of customary conditions, including the completion of the Intercompany Transfer and the receipt of approvals from China’s National Development and Reform Commission (the “NDRC”) and State Administration for Market Regulation (“SAMR”). The Investment Agreement may be terminated by any party thereto if any condition to the China Completion is not satisfied (or waived) by the date that is two years following the Execution Date.

Albemarle expects the China Completion to occur in either the second half of 2023 or the first quarter of 2024.

Upon the China Completion, MRL UK must provide to Albemarle UK funding (via shareholder loans and subject to certain exclusions) for any amounts held, paid, received, provided or otherwise made available to Albemarle UK, whether as debt or equity or otherwise, by Albemarle Partner or any of its affiliates between April 1, 2022 and the China Completion (and including amounts paid for the acquisition of Meishan or Qinzhou by Albemarle UK), except to the extent that any such amounts have already been loaned or paid by MRL UK or any of its affiliates.

Upon the China Completion, Albemarle Partner and MRL UK will enter into a joint venture agreement in relation to Albemarle UK (the “Downstream JV”) on terms substantially consistent with the Wodgina JVA.

In addition, upon the China Completion, Albemarle, MRL, AWPL, WLPL and certain of their respective affiliates will enter into an umbrella joint venture agreement to coordinate decision-making and governance for the Wodgina JV and the Downstream JV.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements concerning Albemarle’s and its subsidiaries’ expectations, anticipations, intentions, beliefs, or strategies regarding the future, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date of this Current Report and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated, often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “would,” “will” and variations of such words and similar expressions. Forward-looking statements may include, without limitation, statements regarding the restructuring of the MARBL Lithium Joint Venture and the Investment by MRL UK, which are subject to certain closing conditions, including the receipt of regulatory approvals, and the anticipated benefits of such restructuring, the timing for commissioning, construction, and production for the Kemerton, Wodgina, Qinzhou, and Meishan plants, and all other information relating to matters that are not historical facts. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; adverse changes in liquidity or financial or operating performance; changes in the demand for our products or the end-user markets in which our products are sold; fluctuations in lithium market pricing; changes in laws and government regulation; and the other factors detailed in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the investor section of our website (investors.albemarle.com). These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date:	February 27, 2023	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary